UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2019

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑11981	52‑1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263‑2900

MMA Capital Management, LLC

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Items

Effective January 1, 2019, MMA Capital Management, LLC, a Delaware limited liability company, converted to a Delaware corporation and changed its name to MMA Capital Holdings, Inc. (the “Company”) in accordance with shareholder approval obtained at a special meeting held on November 20, 2018. As a result of the conversion, the Company will trade on the Nasdaq Capital Market under the new name effective immediately and will continue to use the trading symbol MMAC. In connection with the Company’s conversion and name change, the Company will be governed by a Certificate of Incorporation and revised Bylaws, both in the form attached to the Company’s Proxy Statement dated September 28, 2018.

Item 9.01Exhibits

3.1	Articles of Incorporation
3.2	Bylaws
99.1	Press Release dated December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

January 2, 2019	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President